UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014 (September 12, 2014)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 12, 2014, the board of directors (the “Board”) of Avago Technologies Limited (the “Company”) approved amendments to the Company’s Code of Ethics and Business Conduct (the “Code of Conduct”), which applies to all directors, officers and employees of the Company and its controlled subsidiaries. The following is a summary of the substantive amendments to the Code of Conduct: (i) the Conflicts of Interest section was provide further clarification on what constitutes a conflict of interest; (ii) the Gifts and Entertainment section was amended to require employees to obtain pre-approval from a Vice President or the Compliance Officer before providing anything of value to a government employee or official, other than lawful political contributions, and to further clarify what constitutes appropriate gifts, entertainment and hospitality offered on behalf of the Company in a business context; and (iii) the Compliance Standards and Procedures – Reporting Violations section was amended to emphasize that retaliation against employees raising a concern in good faith under the policy is strictly prohibited, and to add a cross reference to the Company’s Open Door Policy for Reporting Complaints. The amendments took effect upon adoption by the Board.

The foregoing summary of the amendments to the Code of Conduct is qualified in its entirety by reference to the full text of the Code of Conduct, as so amended, which is available in the “Investors – Governance” section of our website at www.avagotech.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2014

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer